                                                                                                                                                                                                                                                  Exhibit 99

                                                                                                NEWS

FOR IMMEDIATE RELEASE                                       CONTACT
May 10, 2006                                                                                                                                                                                                                        Mary Waters
                                                                                                                                                                                                                                               202-872-7700

Farmer Mac Reports Strong First Quarter Volume
- New Business for Quarter $648 Million

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) today reported U.S. GAAP net income for first quarter 2006 of $5.0 million or $0.44 per diluted share, compared to $6.5 million or $0.57 per diluted share for fourth quarter 2005 and $4.9 million or $0.42 per diluted share for first quarter 2005. More complete information on Farmer Mac’s performance for the quarter ended March 31, 2006 is set forth in the Form 10-Q filed with the SEC today by Farmer Mac.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “Farmer Mac’s strategic diversification of its marketing focus, begun last summer, has continued to produce tangible results. First quarter 2006 new business volume was $648.5 million, following on strong fourth quarter 2005 volume of $330.5 million. In April 2006, business volume continued to improve as Farmer Mac, in an LTSPC transaction, issued its standby commitment on $486.7 million of agricultural mortgage loans on the books of a Farm Credit System institution. The combined result of first quarter business and the April LTSPC transaction was to raise Farmer Mac’s portfolio of loans, guarantees, and LTSPCs to a total in excess of $6 billion, a new record for the Corporation and an important measure of Farmer Mac’s increased service to agriculture and rural America.

“The increases in business volume in first quarter 2006 and April 2006 were attributable principally to Farmer Mac’s diversification of its marketing focus to include large program transactions that emphasize high asset quality, with greater protection against adverse credit performance and commensurately lower compensation for the assumption of credit risk and administrative costs, resulting in marginal returns on equity equal to or better than the current net return on equity. We are focused on the long-term growth of the business and the development of innovative ways to serve the financing needs of rural America, which we believe can offset the continuing adverse effects of many of the market and regulatory factors on Farmer Mac’s new business development. The Corporation remains confident of its opportunities for increased business volume and income growth.”

The portfolio of loans underlying Farmer Mac’s guarantees and LTSPCs continues to perform well, with 90-day delinquencies in Farmer Mac’s portfolio remaining at low levels, in terms of both dollars and percentages. This underscores both the effectiveness of Farmer Mac’s ongoing credit risk management and the strength of the U.S. agricultural economy. Accordingly, Farmer Mac determined that the appropriate level of allowance for losses as of March 31, 2006 was $6.8 million, reflecting the overall credit quality of its portfolio and the recent upward trends in agricultural land values. This resulted in the release of approximately $1.7 million from the allowance for losses in first quarter 2006, which increased earnings per share for the quarter by $0.10. In accordance with FAS 123(R), beginning with first quarter 2006, earnings also include the recognition of stock options as compensation expense in the amount of $0.4 million or $0.02 per diluted share.

Mr. Edelman concluded, “The combination of improved business volume and strong loan performance reflected in our first quarter 2006 results demonstrates the direction in which the Board and management of Farmer Mac seek to guide the Corporation. Continuation of these results should allow us further to advance our Congressional mission for the nation’s farmers, ranchers and rural homeowners while enhancing shareholder value in a responsible and efficient manner.”

Non-GAAP Performance Measures

Farmer Mac reports its financial results in accordance with GAAP. In addition to GAAP measures, Farmer Mac presents “core earnings,” a non-GAAP performance measure. Core earnings are net income available to common stockholders less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of FAS 133. The GAAP measure most comparable to core earnings is net income available to common stockholders. Unlike core earnings, however, the GAAP measure is influenced by unrealized gains or losses in the value of financial derivatives used to hedge interest rate risk in Farmer Mac’s mortgage portfolio. Farmer Mac uses core earnings to develop financial plans, to measure corporate economic performance and to set incentive compensation because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends. Investors and the investment analyst community have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance. Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

The reconciliation of GAAP net income available to common stockholders to core earnings is presented in the following table:

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended
	March 31, 2006		December 31, 2005		March 31, 2005
	(in thousands, except per share amounts)
		Per		Per		Per
		Diluted		Diluted		Diluted
		Share		Share		Share
GAAP net income available
to common stockholders	$5,037	$0.44	$6,511	$0.57	$4,912	$0.42

Less the effects of SFAS 133:
Unrealized gains/(losses) on
financial derivatives
and trading assets, net of tax	(1,134)	(0.10)	(668)	(0.06)	(1,353)	(0.11)

Core earnings	$6,171	$0.54	$7,179	$0.63	$6,265	$0.53

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1)  increases in general and administrative expenses attributable to growth of the business and the regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (2) the rate and direction of development of the secondary market for agricultural mortgage loans; (3) the general rate of growth in agricultural mortgage indebtedness; (4) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) borrower preferences for fixed-rate agricultural mortgage indebtedness; (6) the willingness of investors to invest in agricultural mortgage-backed securities; or (7) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac. Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006 and in Farmer Mac’s Quarterly Report on Form 10-Q, as filed with the SEC today. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by law.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Form 10-K and Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com. The conference call to discuss Farmer Mac’s first quarter 2006 earnings and the Corporation’s Form 10-Q for first quarter 2006 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Thursday, May 11, 2006, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

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